SECOND MODIFICATION OF MINING LEASE AND OPTION TO PURCHASE

This Second Modification of Mining Lease and Option to Purchase (this "Agreement") is executed as of the 21st day of April, 2006, by and between Crown Mines, L.L.C., as lessor ("Lessor") and Unico, Incorporated, as lessee ("Lessee").

WHEREAS, Lessor and Lessee executed that certain Mining Lease and Option to Purchase (as modified, the "Lease"), dated December 12, 2001, as modified by that certain Modification of Mining Lease and Option to Purchase, dated May 31, 2004; and

WHEREAS, the Lease expired by its terms on August 31, 2005, and Lessee failed to exercise timely the purchase option (the "Purchase Option") pursuant to paragraph 1(b) of the Lease; and

WHEREAS, during the period from August 31, 2005 to March 31, 2006, Lessor as an accommodation to Lessee, did not terminate the Lease to allow Lessee the opportunity to obtain financing which would enable Lessee to fulfill its obligations under the Lease and exercise the Purchase Option; and

WHEREAS, Lessee has not been able to obtain the referenced financing and by letter dated March 31, 2006, Lessor notified Lessee that Lessee was in default under the Lease and that the Lease was to be terminated; and

WHEREAS, Lessee has requested that Lessor (a) give Lessee until November 1, 2006, to exercise the Purchase Option and (b) keep the Lease in effect until such date; and

WHEREAS, Lessor is willing to grant Lessee's request subject to the terms and conditions herein contained.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that Lessor and Lessee hereby agree as follows:

1. Extension of Purchase Option. Subject to the terms and conditions contained herein, Lessor hereby agrees that Lessee's right to exercise the Purchase Option shall be extended to the earlier of (a) November 1, 2006 or (b) the Registration-Related Funding Date (as defined in paragraph 4 below). Lessee and Lessor agree that the terms and conditions set forth in the Lease shall continue to govern and, therefore, the Lease is hereby reinstated and modified to extend the term thereof to the earlier of (a) November 1, 2006 or (b) the Registration-Related Funding Date.

2. Required Closing Payment. As a condition precedent to the effectiveness of this Agreement, Lessee shall pay to Lessor in immediately available funds on the date hereof, an amount equal to $237,787 (the "Closing Payment"). The Closing Payment shall be earned by Lessor on the date hereof and shall not reduce any future payments due to Lessor pursuant to the terms of the Lease or this Agreement.

3. On-Going Payments. Until such time that Lessee timely exercises the Purchase Option, Lessee shall pay to Lessor on or before the first day of each month commencing on July 1, 2006, a monthly rental payment equal to $10,000 (the "Rental Payment"). Lessee shall also pay to Lessor within four days of Lessor's written request, the amount of BLM fees and property taxes for the assessment year September 1, 2006, through August 31, 2007 (the "Property Fees").

4. SEC Filing. Lessee has requested the extension herein granted so that Lessee can obtain the approval of the Securities and Exchange Commission (the "SEC") of Lessee's Registration Statement (the "Registration Statement"). Lessee represents and warrants to Lessor that (a) as soon as reasonably possible, but in any event, on a best efforts basis, on or before May 31, 2006, the Registration Statement will be filed with the SEC for the purpose of registering a sufficient number of shares of Lessee's common stock (the "Shares") to enable Lessee, upon sale of such Shares, to exercise the Purchase Option and (b) Lessee has obtained a commitment from an investor to buy the Shares. Lessee hereby agrees to use diligent efforts to respond to any questions or requests of the SEC in connection with its Registration Statement so that the Registration Statement can be deemed effective as soon as practically possible. At Lessor's request, Lessee shall provide to Lessor any information requested by Lessor in connection with the Registration Statement and Lessee's dealings with the SEC. Notwithstanding anything contained herein to the contrary, the Lease and the Purchase Option shall automatically terminate, without any further action by Lessor, in the event the Purchase Option is not exercised by Lessee on or before the Registration-Related Funding Date. As used in this Agreement, the term "Registration-Related Funding Date" shall mean the tenth business day following the date on which the SEC declares the Registration Statement to be effective.

5. Drilling Results. Except to the extent Lessee is prohibited or limited from doing so by applicable federal or state securities laws, Lessee agrees to deliver to Lessor within five days of Lessee's receipt thereof, copies of the findings related to any core samples which Lessee has sent to an independent laboratory for analysis.

6. Confirmation of Minimum Royalty. Lessor and Lessee agree that in lieu of the "Minimum Royalty" and "Additional Royalty" as those terms are defined and used in the Lease, and the five percent (5%) royalty referenced in paragraph 3 of the Lease, the Minimum Royalty for gold produced for the claims shall be based upon the average of the London P.I. Fixed Price during the period for which the Minimum Royalty is calculated and payable, as follows:

Price of Gold per Troy Ounce	Royalty Percentage Rate
Less than or equal to $500	3%
Greater than $500 and less than or equal to $600	4%
Greater than $600	5%

The Minimum Royalty Percentage for all other Minerals (as defined in Exhibit B to the Lease, as modified) shall be three percent (3%) of net smelter return as determined pursuant to the Lease.

Lessor acknowledges and agrees that Lessor's option to acquire the Additional Royalty is hereby terminated. Lessee acknowledges and agrees that Lessee's option to pay the Minimum Royalty survives the exercise by Lessee of the Purchase Option, shall continue in perpetuity as an obligation running with the land and shall be calculated and paid as provided in the Lease.

7. Failure to Make Payments; Termination Date. If Lessee shall fail to pay any Rental Payment, Property Fees or any other amounts due under the Lease when due and such failure shall continue for ten days, or if Lessee shall fail to exercise the Purchase Option on or before November 1, 2006 (or as sooner required pursuant to paragraph 4 above), then the Lease and the Purchase Option shall be deemed automatically terminated without any further action required by Lessor.

8. Authority. Each of the undersigned officers of Lessor and Lessee represents and warrants to the other that such officer has been duly authorized, and has the power and authority, to execute this Agreement on behalf of Lessor and Lessee, respectively.

9. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document.

EXECUTED as of the date set forth in the first paragraph hereof.

LESSOR:

CROWN MINES, L.L.C.

By: ____________________
I.N. Fehr, President

THE STATE OF TEXAS §
§
COUNTY OF DALLAS §

On this 21ST day of APRIL, personally appeared before me, I.N. Fehr, whose identity is personally known to me (or proved on the basis of satisfactory evidence) and who by me duly sworn (or affirmed), did say he is the President of Crown Mines, L.L.C. and said document was signed by him in behalf of said limited liability company by authority of its Bylaws or Resolution of its Manager, and said I.N.Fehr acknowledged to me said limited liability company executed the same.

GIVEN under my hand and seal of office this 21ST day of APRIL, 2006.

Mary P. Carson
Notary Public - State of Texas

MARY P. CARSON
Notary Public, State of Texas
My Commission Expires
November 07, 2009

LESSEE:

UNICO, INCORPORATED

By: [signature]
Name: MARK A. LOPEZ
Title: CEO

THE STATE OF California §
COUNTY OF San Diego §
§

On this 21st day of April, personally appeared before me, Mark Lopez ______, whose identity is personally known to me (or proved on the basis of satisfactory evidence) and who by me duly sworn (or affirmed), did say he is the Chief Executive Officer of Unico Incorporated. and said document was signed by him in behalf of said corporation by authority of its Bylaws or Resolution of its Board of Directors, and said Mark Lopez acknowledged to me said corporation executed the same.

GIVEN under my hand and seal of office this 21st day of April, 2006.

[signature]
Notary Public – State of California

TRISHA M. BOLLMAN
Commission # 1592762
Notary Public - California
San Diego County
My Comm. Expires Jul 26, 2009

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